Exhibit 99.2

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000
Targa Resources Partners LP Announces Pricing of Secondary Public Offering of
Common Units by a Subsidiary of Targa Resources, Inc.
HOUSTON, April 9, 2010 — Targa Resources Partners LP (NYSE: NGLS) (“NGLS” or the “Partnership”) today announced the pricing of a secondary public offering of 8,500,000 common units owned by Targa LP, Inc., a wholly-owned subsidiary of Targa Resources, Inc. (“Targa”), at $27.50 per unit. The underwriters have been granted a 30-day option to purchase up to 1,275,000 additional common units.
The Partnership will not receive any of the proceeds from this offering and the number of outstanding common units of the Partnership will remain unchanged. The offering will be made under an effective shelf registration statement on Form S-3 of the Partnership, filed with the Securities and Exchange Commission.
Barclays Capital, BofA Merrill Lynch, Citi, UBS Investment Bank and Wells Fargo Securities are acting as joint book-running managers for the common unit offering.
A copy of the preliminary prospectus supplement and accompanying base prospectus relating to this offering, when available, may be obtained from:
•	Barclays Capital, c/o Broadridge, Integrated Distribution Services, 1155 Long Island Ave., Edgewood, NY 11717. By telephone at (888) 603-5847 or by email at barclaysprospectus@broadridge.com;

•	BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attn: Preliminary Prospectus Department or email Prospectus.Requests@ml.com;

•	Citi, Brooklyn Army Terminal, Attn: Prospectus Dept., 140 58th Street, 8th floor, Brooklyn, NY 11220. By telephone: (800) 831-9146 or by email at batprospectusdept@citi.com;

•	UBS Investment Bank, Attn: Prospectus Department, 299 Park Avenue, New York, NY 10171. By telephone at (888) 827-7275;

•	Wells Fargo Securities, Attn: Equity Syndicate Dept., 375 Park Avenue, New York, NY 10152. By telephone at (800) 326-5897 or by email at equity.syndicate@wachovia.com.
This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offer is being made only through the prospectus supplement and accompanying base prospectus, which is part of a registration statement that became effective on April 8, 2010.

About Targa Resources Partners
Targa Resources Partners was formed by Targa to engage in the business of gathering, compressing, treating, processing and selling natural gas and fractionating and selling natural gas liquids and natural gas liquids products. Targa Resources Partners owns an extensive network of integrated gathering pipelines and seven natural gas processing plants and currently operates in Southwest Louisiana, the Permian Basin in West Texas and the Fort Worth Basin in North Texas. Additionally, our natural gas liquids logistics and marketing assets are located primarily at Mont Belvieu and Galena Park near Houston, Texas and in Lake Charles, Louisiana with terminals and transportation assets across the United States. A subsidiary of Targa is the general partner of Targa Resources Partners.
Targa Resources Partners’ principal executive offices are located at 1000 Louisiana, Suite 4300, Houston, Texas 77002 and its telephone number is 713-584-1000.
Forward-Looking Statements
Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2009 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Investor contact:
713-584-1133
Anthony Riley
Sr. Manager — Finance / Investor Relations
Matthew Meloy
Vice President — Finance and Treasurer

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